Exhibit 99.1

FOR IMMEDIATE RELEASE
ABERDENE ACQUIRES SIGNIFICANT DATA IN TUSCARORA

Las Vegas, Nevada, June 29, 2004 Aberdene Mines Limited (OTCBB: ABRM) is pleased to announce that it has acquired from Cruson & Pansze, Geologists, LLC the rights to exploration data pertaining to certain mineral properties located in the Tuscarora Mining District, Nevada. Cruson & Pansze is located in Golden, Colorado, and is a highly respected, full service, geological consulting and contracting firm. This data consists of maps, reports, drill logs, sample results, and other exploration data which has been compiled over the past twenty years from exploration work carried out in the area by Cruson & Pansze on behalf of its clients.

The Company's geologist, Mr. Robert Weicker, P. Geo., and consulting geologist, Dr. Hans E. Madeisky, P. Geo. are currently reviewing over 5,000 pages of data which has been obtained from Cruson & Pansze to extract pertinent information which relates to the Company's Tuscarora Gold project. Once this information has been reviewed, the Company will commission Cruson & Pansze to prepare a technical report summarizing all known results of exploration carried out on the Tuscarora project thus far, and make recommendations for further exploration.

The Tuscarora Gold property hosts epithermal gold mineralization in volcanic rocks, and potentially hosts Carlin-type mineralization in Paleozoic sediments at depth, and is located to the west of the Tuscarora site, approximately midway between the Carlin and Jerritt Canyon districts.

A preliminary geologic report on the Tuscarora project dated January 7, 1982 written by Fred W. Limbach of Cruson and Pansze, in reference to Aberdene's Tuscarora project states, "The Tuscarora area is a favorable geologic environment for large precious metal deposits. The upside potential for the area southwest of Tuscarora is 20-30 million tons containing 0.10 oz. per ton gold equivalent. The potential is based on data extrapolated from the Dexter Mine. At the Dexter mine, a zone 1,400 feet long by 200 feet wide and 300 feet deep contains disseminated mineralization. Based on production figures, and dump sampling data, this zone contained 6 million tons averaging 0.07 Au and 1.3 oz Ag per ton. If this mineralized zone extends to the southwest past the Modoc Mine to Aberdene's Beard Hill property it can easily contain 4-5 times as much mineralization as what is reported for the Dexter Mine. The disseminated gold mineralization at Beard Hill and the Rose Mine (Emmons, 1910) supplement the gold placers to support the interpretation."

The company expects to have a completed summary report with an exploration budget within the next two weeks.

On behalf of the Board of Directors

ABERDENE MINES LTD.

Robert Weicker, Senior Geologist, Director

For more information contact: Head Office Contact:

For more information contact:	Head Office
Investor Relations: Kirin Capital Corp. 1-866-843-8911 info@kirincapital.com	101 Convention Centre Drive - Suite 700 Las Vegas, Nevada 89109 T: (702) 939-5389 F: (702) 221-0904

Disclaimer: This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to further develop mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements.